UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	45-2069276
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)
550 Broad Street, Newark, New Jersey 07102
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 2 amends the Form 8-A originally filed by Genie Energy Ltd. (the “Registrant”) on October 25, 2011, as amended by Amendment No. 1 thereto on October 27, 2011, in order to amend Item 1, Item 2 and the Index to Exhibits to reflect the most current documents to be incorporated therein by reference.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Class B common stock, par value $0.01 per share, of the Registrant reference is made to the information provided under Item 11 of  Amendment No. 3 to the Registration Statement on Form 10 filed by the Registrant on November 14, 2011 (Registration No. 000-54486). Such description in such registration statement is deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.
Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011 (incorporated herein by reference).

2.
Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1.A to Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011).

3.
Amended By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2.A to Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011).

4.

Definitive Information Statement of Genie Energy Ltd., dated October 28, 2011 (incorporated herein by reference to Exhibit 99.1 to  Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENIE ENERGY LTD.

Date: November 14, 2011	By:	/s/ Claude A. Pupkin
Claude A. Pupkin Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.
 Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011 (incorporated herein by reference).

2.
Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1.A to Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011).

3.
Amended By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2.A to Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011).

4.
Definitive Information Statement of Genie Energy Ltd., dated October 28, 2011 (incorporated herein by reference to Exhibit 99.1 to  Amendment No. 3 to Registrant’s Registration Statement on Form 10 (Registration No. 000-54486), filed with the Securities and Exchange Commission on November 14, 2011).